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                                                                     EXHIBIT 4.8

                                THIRD AMENDMENT
                                     TO THE
             OILFIELD SERVICES DIVISION SAVINGS AND INVESTMENT PLAN

ICO Worldwide, Inc. (the "Employer") having heretofore adopted the Oilfield Services Division Savings and Investment Plan, a prototype plan document consisting of the Plan Agreement #001 and the Putnam Basic Plan Document #07 (the "Plan") effective as of April 3, 2000, pursuant to the power reserved to the Employer in Section 17.1 of the Plan, hereby amends the Plan Agreement as set forth below.

1. Subsection A., B., C., and E. of Section 1., of the Plan Agreement are hereby amended effective August 30, 2002, by striking said subsection in their entirety and by substituting the following new paragraphs in lieu thereof:

         "A.      Employer Name:    ICO Technology, Inc.

          B.      Employer Identification Number:  22-3439360

          C.      Employer Address:  5333 Westheimer Road

                                     Suite 600

                                     Houston, TX 77056

          E.      Employer Contact: Name:      Charlotte J. Fischer

                                    Title:     General Counsel & Secretary

                                    Phone #:   713-351-4100"

2. Subsection A. of Section 3., of the Plan Agreement is hereby amended effective August 30, 2002, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "A. Classes of Eligible Employees. The Plan will cover all employees who have met the age and service requirements with the following exclusions:

                  [ ]  (1)  No exclusions. All job classifications will be
                            eligible.

                  [ ]  (2)  The Plan will exclude employees in a unit of
                            Employees covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining, with the exception of the following collective bargaining units, which will be included: ___

                  [ ]  (3)  The Plan will exclude employees who are non-resident aliens without U.S. source income.

                  [ ]  (4)  Employees of the following Affiliated Employers
                            (specify):

                            -------

                            -------

                  [X]  (5)  Leased Employees




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         [X] (6)  Employees in the following other classes (specify):

                  Employees of the Petrochemical Division

                  Employees of the Mineral Division"

3. Subsection A.(1) of Section 7., of the Plan Agreement is hereby amended effective August 30, 2002 by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

    "A.  Amount.

         (1) Elective Deferrals and Employer Matching Contributions. Compensation for the purposes of determining the amount and allocation of Elective Deferrals and Employer Matching Contributions will be determined as follows (choose either(a) or (b), and (c) and/or (d) as applicable).

                  [X] (a) Compensation will include Form W-2 earnings as defined in Section 2.8 of the Plan.

                  [ ] (b) Compensation will include all compensation included in the definition of Code Section 415 Compensation in Plan Section 6.5(b) of the Plan.

                  [X] (c)  In addition to the amount provided in either (a) or
                           (b) above, Compensation will also include any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 414(h)(2) that are picked up by a governmental employer.

                  [X] (d) Compensation will also exclude the following amount (choose each that applies):

                           [ ]  (i) overtime pay.

                           [X]  (ii) bonuses.

                           [ ]  (iii) commissions.

                           [X]  (iv) other pay (describe): Car allowances

                           [ ]  (v) compensation in excess of $ ______"

4. Subsection A. of Section 11., of the Plan Agreement is hereby amended effective August 30, 2002, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

    "A. Plan Administrator (Plan Section 15.1). You may appoint a person or a committee to serve as Plan Administrator. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

         The initial Plan Administrator will be (check one):

         [ ] This person: ___


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                  [ ]      A committee composed of these people:

                           ---------

                           ---------
                                    "
                           ---------

5. In all other respects, the Plan provisions remain in full force and effect.

IN WITNESS, WHEREOF, the Employer has caused the Third Amendment to the Plan to be duly executed in its name and behalf and its corporate seal to be affixed as of the date signed below.

ICO WORLDWIDE L.P.                          PUTNAM FIDUCIARY TRUST COMPANY
(formerly ICO Worldwide, Inc.)

By: /s/ JON C. BIRO                         By: /s/ TINA A. CAMPBELL
   ---------------------------                 ---------------------------------
Print Name: Jon C. Biro                     Print Name: Tina A. Campbell
           -------------------                         -------------------------
Title: General Manager                      Title: SVP Compliance & Consulting
      ------------------------                    ------------------------------
Date: Sept. 27, 2002                        Date: 10/2/02
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